Exhibit 10.2

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into by and between CarrAmerica Realty Corporation ("Seller") and FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.) ("Buyer") as of April 29, 2000.

                                   RECITALS:

     WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement dated as of January 20, 2000 (such agreement as heretofore, hereby and hereinafter amended, the "Stock Purchase Agreement") pursuant to which Seller agreed to sell shares of common stock of HQ Global Workplaces, Inc. (the "Company") owned by it to Buyer on the terms set forth therein;

     WHEREAS, the parties hereto wish to make certain amendments to the Stock Purchase Agreement; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

     1. The second sentence of Section 4(c)(ii) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced by the following:

        "Other than (i) this Agreement, (ii) the Amended and Restated Stockholders Agreement dated as of September 29, 1998 by and among the Company, Seller and certain other stockholders of the Company (the "Existing Stockholders Agreement"), and (iii) any stockholders agreement to be executed in connection with the Closing hereunder, none of the Shares are subject to any agreement, contract, commitment, understanding or arrangement, including any such agreement, contract, commitment, understanding or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares."

     2. The last sentence of Section 5(c) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

        "No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery, performance of this Agreement by the Buyer or the consummation of the transactions contemplated hereby."

     3. Section 5 of the Stock Purchase Agreement is hereby amended by adding the following section:

        "(d) Investment Representation. Each party acquiring Shares hereunder will be receiving the Shares for his or its own account for investment only and not with a view towards distribution or resale. Each party acquiring Shares hereunder will either be an "accredited" investor within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or will have such knowledge and experience in financial and business matters that such party is capable of evaluating the merits and risks of investment in the Shares and will be able to bear the economic risk of its investment in the Shares. Each party acquiring Shares hereunder acknowledges that any routine sale of such Shares made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of such Rule and further, that in case such Rule is not applicable to any sale of the Shares, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. Each party acquiring Shares hereunder acknowledges that the certificates representing the Shares issued pursuant to this Agreement shall bear the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.""

     4. Section 12(a)(iv) is hereby deleted in its entirety and replaced with the following:

        "by the Seller or Buyer (provided, however, in the case of Buyer, only if Buyer has given the Seller at least five business days' prior written notice of its intention to terminate pursuant to this Section 12(a)(iv), which notice may not be given prior to June 1, 2000), if the Closing does not occur on or prior to May 31, 2000;"

     5. Section 24 is hereby deleted in its entirety and replaced with the following:

        "24. Additional Signature Parties. At any time after the date hereof and at or prior to five (5) business days prior to the Closing, any other holder of Non-Voting Common Stock, any holder of voting common stock, par value $.01 per share of the Company (the "Voting Common Stock") and any holder of warrants to acquire shares of Non-Voting Common Stock (the "Warrants") as of the date hereof shall be permitted to execute and deliver to the Buyer an Additional Party Signature Page substantially in the form of Annex B hereto (each such party who executes and delivers to the Buyer such document, an "Additional Stockholder Party"), pursuant to which such Additional Stockholder Party shall be entitled, subject to the terms and conditions herein, to become a "Seller" for all purposes of this Agreement, and shall be entitled to sell to Buyer the number of shares of Non-Voting Common Stock or Voting Common Stock or the number of Warrants, held by such Additional Stockholder Party and set forth on such Additional Party Signature Page on the same terms set forth in this Agreement; provided that each holder of Warrants that elects to sell Warrants hereunder shall be entitled to receive a price per Warrant, equal to the Per Share Purchase Price, as adjusted hereunder, minus the exercise price of such Warrant. Each Additional Stockholder Party shall be deemed to have made the representations and warranties of Seller herein and be bound by the other agreements of Seller herein, and the shares of Non-Voting Common Stock and Voting Common Stock and the Warrants sold by each such party shall be deemed "Shares" for all purposes hereunder. To the extent that any Additional Stockholder Party elects to sell shares of Non-Voting Common Stock, shares of Voting Common Stock or Warrants, the number of shares of Non-Voting Common Stock to be sold by CarrAmerica pursuant to this Agreement shall be decreased by the number of shares of Non-Voting Common Stock, shares of Voting Common Stock or Warrants, as applicable, to be sold by such Additional Stockholder Party, it being intended that the Buyer shall be entitled to and required to purchase only the number of shares of Non-Voting Common Stock, shares of Voting Common Stock and Warrants, in the aggregate from CarrAmerica and all Additional Stockholder Parties, shown as being proposed to be sold by CarrAmerica on Exhibit A as delivered on January 20, 2000; provided that, notwithstanding anything to the contrary contained herein, in the event any Additional Stockholder Party shall breach any representation or warranty or otherwise fail to perform any of its obligations under this Agreement, CarrAmerica shall have the right to make such representation or warranty and otherwise perform such obligations on behalf of such Additional Stockholder Party. If Warrants are sold to Buyer pursuant to this
        Section 24, Buyer will immediately exercise such Warrants and pay the exercise price therefor to the Company (or its successors)."

     6. Simultaneously with the execution of this Amendment, RSI shall contribute $1,350,000 to VANTAS and VANTAS shall pay $1,350,000 in cash (the "Company Stockholder Extension Payment") to the Company, as agent for the stockholders of the Company who have elected to sell all or a portion of their shares in the Company, as compensation for the extension of the Closing Date from April 30, 2000 to May 31, 2000, which funds shall be distributed by the Company on a pro rata basis to such stockholders based on the percentage of shares being sold by each such stockholder divided by the total number of shares being sold. The Company Stockholder Extension Payment is nonrefundable and will not be used to adjust the consideration otherwise payable in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

     7. Seller represents and warrants that Seller has the requisite capacity and authority, and has taken all actions necessary in order, to execute, deliver and perform its obligations under this Amendment. This Amendment is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

     8. Buyer represents and warrants that Buyer has the requisite capacity and authority, and has taken all actions necessary in order, to execute, deliver and perform its obligations under this Amendment. This Amendment is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

     9. This Amendment and the other agreements referred to herein represent the entire understanding of the parties with respect to the subject matter contained herein. This Amendment may not be amended, modified or waived except in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles contained therein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                                 CARRAMERICA REALTY CORPORATION


                                                 By:   /s/ Karen B. Dorigan
                                                    ---------------------------
                                                 Name:  Karen B. Dorigan
                                                       ------------------------
                                                 Title: Managing Director
                                                       ------------------------

                                                 FRONTLINE CAPITAL GROUP


                                                 By:   /s/ Jason Barnett
                                                    ---------------------------
                                                 Name:  Jason Barnett
                                                      -------------------------
                                                 Title: Executive Vice President
                                                      --------------------------